UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 01, 2026

LIBERTY ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
950 17th Street, Suite 2400
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)
(303) 515-2800
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01	LBRT	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supply Contracts for Power Generation Equipment

On May 1, 2026, Liberty Advanced Equipment Technologies LLC (the “Purchaser”), a wholly owned subsidiary of Liberty Energy Inc. (the “Company”), entered into two supply contracts with Bergen Engines AS (“Bergen”) for the purchase of power generation equipment, including engines and certain balance of plant equipment, for the Company’s prospective data center and other distributed power projects (each, a “Supply Contract” and, collectively, the “Supply Contracts”). Each Supply Contract was entered into on substantially similar terms, at a purchase price of $224.4 million and $280.6 million, respectively, for an aggregate purchase price of $505 million (the “Contract Price”).

The payment schedule for the Contract Price includes a deposit, amounts due at signing, and various additional installments relating to the scheduling, delivery, and takeover of the equipment. Delivery, performance testing, and takeover of the equipment is expected to occur beginning in the second half of 2027 through 2028. The Company is required to provide a parent guarantee for a specified portion of the Contract Price.

Each Supply Contract provides that Bergen has limited liability under specified conditions and that Bergen is subject to liquidated damages under certain conditions for failure to achieve delivery milestones and performance guarantees.

Each Supply Contract provides that the Purchaser may terminate the applicable Supply Contract for convenience with the prior written agreement of Bergen, subject to fulfillment of certain payment obligations in favor of Bergen. In addition, either party may terminate the Supply Contracts for material breach subject to notice and cure periods. In the event of termination by the Purchaser for material breach or delay by Bergen, the Purchaser is entitled to a specified refund and damages. Either party may also terminate the Supply Contracts without liability for a continuing force majeure event.

The foregoing description of the Supply Contracts does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Contracts, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, including those with respect to the delivery timelines for equipment being acquired under the Supply Contracts, the timing and amount of payments under the Supply Contracts, performance of the equipment being acquired under the Supply Contracts, and the performance of Bergen under the Supply Contracts. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “outlook,” “project,” “plan,” “position,” “believe,” “intend,” “achievable,” “forecast,” “assume,” “anticipate,” “will,” “continue,” “potential,” “likely,” “should,” “could,” and similar terms and phrases. However, the absence of these words does not mean that the statements are not forward-looking. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation and expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY INC.

Dated: May 7, 2026	By:	/s/ R. Sean Elliott
R. Sean Elliott
Chief Legal Officer and Corporate Secretary